SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2004

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-15495 (Commission File Number)	85-0302351 (IRS Employer Identification No.)

410 North 44th Street, Suite 700, Phoenix, Arizona (Address of principal executive offices)	85008 (Zip Code)

Registrant’s telephone number, including area code:	(602) 685-4000

ITEM 5. OTHER EVENTS

On February 5, 2004, Mesa Air Group, Inc. issued a press release announcing the pricing of its offering of $100 million issue price of 3.625% Convertible Notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 7. EXHIBITS

99.1     Press Release dated February 5, 2004.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MESA AIR GROUP, INC.

By	/S/ GEORGE MURNANE III
Executive vice President and CFO

Dated: February 5, 2004

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 5, 2004